STANLEY L. COMPTON

Woodland Hills, CA 91367
stanleylcompton@aol.com

As of June 8, 2005

Gill Champion, President
POW! Entertainment, Inc.
9440 Santa Monica Boulevard, Suite 620
Beverly Hills, CA 90210

Dear Gill:

This letter will confirm our discussions and the agreement by POW! Entertainment, Inc., together with its affiliates (collectively, the "Company"), to engage Stanley L. Compton, together with his affiliates (collectively, "Consultant"), to introduce Company to financing sources, including without limitation, Bob Chapek, Buena Vista Films, Dick Cook and Disney Studios, together with their affiliates and subsidiary corporations (each, together with other Contact Parties (as hereinafter defined) referred to, individually as a or any "Co-Venturer") interested in acquiring, lending to, investing in, entering into a strategic alliance or licensing relationship, and/or joint venturing with the Company (the "Transaction").

By executing this Agreement, Company hereby engages Consultant, on a non-exclusive basis, upon the following terms and conditions:

1. The term of the non-exclusive engagement shall begin on the date hereof and terminate upon the earlier of June 30, 2006, or until canceled on thirty (30) days written notice by Mr. Compton on behalf of Consultant or by Mr. Champion on behalf of Company (the "Engagement Period"). Notice of cancellation may occur prior to June 30, 2006, so as to terminate this Agreement as of June 30, 2006.

2. Company hereby agrees that Consultant shall be entitled to receive his full "Contingent Fee" (as described in Paragraph 4 below) if the Transaction is completed with (a) any "Contact Party" (as defined below) during the Engagement Period, or (b) with a "Contact Party" within eighteen (18) months following the Engagement Period (the "Tail Period"). For purposes of this Agreement, a "Contact Party" shall mean any party with whom Company is in contact during the Engagement Period concerning a Transaction, who is referred directly by Consultant or parties contacted by Consultant at the direction of Company, and the parties acknowledge and agree that the initial Co-Venturers (*i.e.*, Bob Chapek, Buena Vista Films, Dick Cook, Disney Studios, and any individuals or entities that report, directly or indirectly, to Bob Chapek or Dick Cook within The Walt Disney Company "family", or are referred by Bob Chapek or Dick Cook within The Walt Disney Company "family", or otherwise by Bob Chapek or Dick Cook) shall be conclusively deemed to be Contact Parties; *provided, however*, that Consultant hereby agrees that Consultant or his representatives will not expand the list of Contact Parties beyond Bob Chapek, Buena Vista Films, Dick Cook, Disney Studios, and any individuals or entities that report, directly or indirectly, to Bob Chapek or Dick Cook within The Walt Disney Company "family", or are referred by Bob Chapek or Dick Cook within The Walt Disney Company "family", or otherwise by Bob Chapek or Dick Cook, without prior written permission from an officer of Company. At the conclusion of the Engagement Period, Consultant shall designate in writing to Company all Contact Parties known to Consultant and Company shall notify Consultant in writing of any Contact Parties known to Company which are not included in Consultant's designation. As such, Company's cancellation of this Agreement shall not affect Company's obligation to pay any fees due hereunder as to the occurrence of any Transaction with Company as described above. If there is any dispute between Consultant and Company as to the identity of Contact

Parties at the conclusion of the Engagement Period, then Consultant and Company shall submit such dispute to arbitration in accordance with Section 11 hereunder.

3. In connection with this Agreement, Consultant will exercise his best efforts to find Co-Venturers on terms and conditions satisfactory to Company. Consultant's work will include, but it is not limited to, following up on all leads, generating its own leads, screening potential co-venturers, screening potential strategic partners, and presenting qualified potential strategic partners, co-venturers and/or acquirors to Company. The Company hereby represents and warrants that all information provided Consultant hereunder shall be true and correct and the Company shall hold Consultant harmless from any and all liability, expense or claim arising from the disclosure of such information. Consultant shall be under no obligation to make an independent investigation or inquiry as to any information regarding or any representations of the Company or of any other participant in a Transaction, and shall have no liability in regard thereto.

4. For providing the consulting and associated advisory services described herein, Company agrees to pay Consultant under the following fee structure:

(a) Irrespective of any services rendered or not rendered by Consultant, if a Transaction is consummated by a Contact Party during the Engagement Period or the Tail Period as set forth in Section 2 above, Company shall pay a contingent fee (the "Contingent Fee") to Consultant as described below. In addition, the initiation of a Transaction during the Engagement Period or the Tail Period by the Company with a Contact Party shall thereafter entitle the Consultant to a Contingent Fee payable by the Company to the Consultant for all future projects (related or unrelated to the projects comprising the Transaction) between the Company and the Contact Party, including all future projects initiated and/or consummated after the conclusion of the Engagement Period and the Tail Period.

(b) The Contingent Fee shall be calculated based upon the "Transaction Value" of the relevant Transaction, and the Contingent Fee shall be equal to ten percent (10%) of the Transaction Value. For purposes hereof, the "Transaction Value" of any Transaction shall be as follows: (i) in any sale involving the purchase of stock or other equity or debt securities of Company, the Transaction Value shall be the aggregate fair market value of the consideration received by the sellers of such securities in exchange for such securities plus the value of any funded debt on the balance sheet of Company at the time of the Transaction; and (ii) in any sales of assets, the Transaction Value shall be the amount paid for the assets of Company by the Acquirer. For the purposes of the foregoing, (1) all forms of consideration received by Company or its shareholders shall be considered in determining Transaction Value, including without limitation, cash, notes, common stock, preferred stock, production financing commitments, warrants, options, royalty streams, licenses or license fees, compensation for noncompetition agreements and forgiveness of indebtedness or any other contracts that may be negotiated with Company or the shareholders of Company; and (2) the Transaction Value attributable to notes or other evidences of indebtedness shall be the greater of the fair market value of such indebtedness and the face amount thereof.

(c) The Contingent Fee on such amounts shall be paid based on amounts actually received by Company or the selling shareholders and shall be payable as such amounts are received. If an escrow is established for the purpose of completing the Transaction, the Contingent Fee shall be paid directly out of the escrow. Company acknowledges and agrees that Consultant is not providing any services which would require Consultant to become licensed as a securities or real estate broker or dealer, and Company waives

any requirement for such licensure as a possible defense or mitigating factor in Company's obligations to pay Consultant hereunder.

5. If Consultant resigns for cause, or is terminated for any reason from this engagement at any time prior to the closing of the Transaction, Consultant shall nevertheless be entitled to receive the Contingent Fee upon all of the terms and conditions described herein. In the event that Consultant resigns for cause, such resignation shall signify termination of the Engagement Period and the commencement of the Tail Period as described in Section 2 of this Agreement. Cause for purposes of this provision of the Agreement shall be defined as "a material misrepresentation made by Company to Consultant."

6. Consultant shall not represent that Consultant is an agent of Company and shall not have any authority to enter into any commitments or other obligations on behalf of Company. Further, Consultant shall be solely responsible for all of Consultant's expenses, and Company shall not be liable to Consultant for any out-of-pocket expenses incurred in connection with this engagement irrespective of consummating a Transaction.

7. The Company agrees to indemnify, defend and hold harmless Consultant and each of its officers, directors, shareholders, agents, employees, attorneys and assigns from all claims or lawsuits that it or any party may have against Consultant or any of the foregoing in connection with its services rendered hereunder. The indemnification provision provided for above shall not be in any force or effect if any loss, claim, damage or liability, that would give rise to any indemnification hereunder, is found in a final judgment by a court to have resulted from Consultant's gross negligence or willful misconduct in performing the services contemplated by this Agreement.

8. Company represents and warrants to Consultant that Company will be solely responsible for any other commissions, fees or other compensation arrangements currently in effect or relating to the proposed Transaction.

9. This Agreement contains all of the understandings between the parties hereto with reference to the subject matter hereof. No other understanding not specifically referred to herein, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto and such understandings not specifically referred to herein, oral or otherwise, shall be superseded by the execution hereof. No officer or employee of any party has any authority to make any representation or promise not contained herein. This Agreement cannot be modified or changed except by a written instrument signed by each party hereto.

10. The signatories to this Agreement on behalf of Consultant and Company respectively represent and warrant that they are duly authorized to enter into this Agreement on behalf of the party on whose behalf they are ostensibly executing this Agreement.

11. This Agreement is governed and construed under the laws of the State of California. Any controversy or claim arising out of or relating to this Agreement, or breach hereof, shall be conclusively settled by binding and nonappealable arbitration in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered (which shall include an award of interest at the maximum lawful rate and recovery of costs and reasonable attorney's fees by the prevailing party) may be entered in any court having jurisdiction hereof.

12. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Neither Consultant nor Company may assign their rights or delegate their obligations under this Agreement without the prior written consent of the other party hereto; *provided, however*, that either party hereto may assign its rights hereunder to any firm or entity controlling, controlled by, or under common control with such firm or entity.

13. Any notice, request, instruction or other document to be given under this Agreement by either party to the other party shall be in writing and (a) delivered personally; (b) sent by telecopy; (c) delivered by overnight express (charges prepaid); or (d) sent by registered or certified mail, postage prepaid:

If to Company: POW! Entertainment, Inc.
9440 Santa Monica Boulevard, Suite 620
Beverly Hills, CA 90210
Attn: Gill Champion, President
310-275-9933

If to Consultant: Stanley L. Compton

Woodland Hills, CA 91367
818-595-1167

Please indicate your agreement with the above by signing and returning to us this letter. A copy has been provided for your records.

We look forward to working with you and to a successful completion of this project!

Sincerely,

____
STANLEY L. COMPTON

APPROVED AND AGREED:

POW! ENTERTAINMENT, INC.,

By: [signature]
Gill Champion, President

Date: Aug 2, 2005.

Gill Champion, President
POW! Entertainment, Inc.
As of June 8, 2005
Page 4

12. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Neither Consultant nor Company may assign their rights or delegate their obligations under this Agreement without the prior written consent of the other party hereto; *provided, however*, that either party hereto may assign its rights hereunder to any firm or entity controlling, controlled by, or under common control with such firm or entity.

13. Any notice, request, instruction or other document to be given under this Agreement by either party to the other party shall be in writing and (a) delivered personally; (b) sent by telecopy; (c) delivered by overnight express (charges prepaid); or (d) sent by registered or certified mail, postage prepaid:

If to Company: POW! Entertainment, Inc.
9440 Santa Monica Boulevard, Suite 620
Beverly Hills, CA 90210
Attn: Gill Champion, President
310-275-9933

If to Consultant: Stanley L. Compton

Woodland Hills, CA 91367
818-595-1167

Please indicate your agreement with the above by signing and returning to us this letter. A copy has been provided for your records.

We look forward to working with you and to a successful completion of this project!

Sincerely,

STANLEY L. COMPTON

APPROVED AND AGREED:

POW! ENTERTAINMENT, INC.,

By: Gill Champion, President

Date: Aug 2, 2005.